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                                                       STOCK OPTION PLAN OF 1999


         1.       PURPOSE OF THE PLAN.
                  --------------------

                  a. Under the Stock Option Plan of 1999 (the "Plan") of SpaceDev Inc. (the "Company"), Incentive Stock Options, Supplemental Stock Options, and Stock Bonuses may be granted to eligible persons to purchase shares of the Company's common stock. The Plan is designed to enable the Company to attract, retain and motivate its directors, officers, employees, and Affiliates (as defined below) by providing for or increasing the proprietary interest in the Company.

                  b. The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended ("the Code").

                  c. The Company intends that the rights issued under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2.c., be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as Incentive Stock Options ("Supplemental Stock Options") (together hereinafter referred to as "Options"), or
                  (ii) stock bonuses or rights to purchase restricted stock granted pursuant to paragraph 6 hereof. All Options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of Option. An Option designated as a Supplemental Stock Option shall not be treated as an Incentive Stock Option.

         2.       ADMINISTRATION.
                  ---------------

                  a. The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2.c.

                  b. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:


            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

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                           (i) To determine from time to time which of the
                           persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Supplemental Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

                           (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (iii) To amend the Plan as provided in paragraph 15.

                           (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                  c. The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), both of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 2.d. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new member in substitution therefor, or fill vacancies however caused.

                  d. The term "disinterested person," as used in the Plan, shall mean a director: (i) who was not during the one (1) year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates; or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other rules, regulations, or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

                  e. Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

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         3.       SHARES SUBJECT TO THE PLAN.
                  ---------------------------

                  a. Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate One Million (1,000,000) shares of the Company's common stock. If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Stock Award shall again become available for the Plan.

                  b. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                  c. An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which incentive stock options (as defined in the Code) are exercisable for the first time by such optionee during any calendar year under all Incentive Stock Option plans of the Company and its Affiliates does not exceed One Hundred Thousand Dollars ($100,000). If it is determined that an entire Option or any portion thereof does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such Option or the applicable portion shall be considered a Supplemental Stock Option.

         4.       ELIGIBILITY.
                  ------------

                  a. Incentive Stock Options may be granted only to full time (minimum 35 hours per week) employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted only to employees (including officers) of, directors of, or consultants to the Company or its Affiliates.

                  b. A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the director:
                  (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 2.d. or
                  (ii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This subparagraph 4.b. shall not apply if the Board or Committee expressly declares that it shall not apply.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

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                  c. No person shall be eligible for the grant of an Option
                  under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the Option does not exceed five (5) years from the date of grant.

         5.       OPTION PROVISIONS
                  -----------------

                  Each Option shall be in such form and shall contain such terms and conditions the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

                  a. No Option shall be exercisable after the expiration of ten
                  (10) years from the date it was granted.

                  b. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five (85%) of the fair market value of the stock subject to the Option on the date the Option is granted.

                  c. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

                  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

                  d. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

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                  e. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subparagraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

                  f. The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 5(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if
                  (i) the issuance of the shares upon the exercise of the Option has been registered under and then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

                  g. An Option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three
                  (3) months after termination of such relationship, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or person to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its terms specifies either (a) that it shall termination sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director or (b) that it may be exercised more than three (3) months after termination of the relationship wit the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable form the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

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                  h. The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting date of the Option or of any installment or installments specified in the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

                  i. In the event an optionee shall cease to be employed by or serve as a consultant or director to the Company or an Affiliate, for any reason or no reason, with our without cause, the Company shall have the right, at any time within 180 days after the date the optionee ceases to be an employee of or a consultant or director to the Company, to purchase from the optionee or his personal representative, as the case may be, at the then current fair market value (the "FMV"), as hereinafter defined, up to the number of shares of common stock purchased by optionee upon exercise of any vested Options (the "repurchase Option"); provided, however, that, in the event of termination of the optionee's employment or relationship as a consultant or director to the Company or an Affiliate as described in paragraph 5(g) hereof, the Company shall have the right to exercise the Repurchase Option at any time within 90 days following the expiration of the exercise period as set forth therein. Notwithstanding anything to the contrary, this subparagraph 5(i) shall not apply to Options granted after the closing of the initial public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock to the public.

                  For the purpose of the foregoing paragraph, the FMV of the common stock shall be deemed to be (i) if traded on a securities exchange, or the NASDAQ National Market System, the closing price of the security on the date of termination, (ii) if actively traded over-the-counter, the closing ask price on the date of termination, or (iii) if there is no active public market, such price that is reasonably determined by the Board of Directors.

                  (j) To the extent provided by the terms of an Option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

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         6.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.
                  ---------------------------------------------------------

                  Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

                  a. The purchase price under each stock purchase agreement shall be such amount as the Board and Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

                  b. No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

                  c. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or
                  (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

                  d. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

                  e. In the event a person ceases to be an employee of or ceases to serve as a consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

         7.       COVENANTS OF THE COMPANY
                  ------------------------

                  a. During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

                  b. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act wither the Plan, any Stock Award granted under the Plan or any stock issued or issuable pursuant to any such Stock Award.

                  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

         8.       USE OF PROCEEDS FROM STOCK.
                  ---------------------------

                  Proceeds from the sale of stock pursuant to Stock Awards under the Plan shall constitute general funds for the Company.

         9.       MISCELLANEOUS.
                  --------------

                  a. The Board or the Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award state the time during which it may be exercised or the time during which it will vest.

                  b. Neither an optionee nor any person to whom an Option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

                  c. Throughout the term of any Option granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

                  d. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, director, or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant, director or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes of paragraphs 5(g) or 6(e) hereof and corresponding provisions of any outstanding Stock Awards, and
                  (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

         10.      CANCELLATION AND RE-GRANT OF OPTIONS.
                  -------------------------------------

                  The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the repricing of any or all outstanding Options under the Plan and/or (ii) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of common stock, but having an exercise price per share not less than eighty-five percent (85%) of the fair market value (one hundred percent (100%) of the fair market value in the case of an Incentive Stock Option or, in the case of a 10% stockholder (as defined in subparagraph 4(c), not less than on hundred and ten percent (110%) of the fair market value) per share of common stock on the new grant date.

         11.      ADJUSTMENTS UPON CHANGES IN STOCK.
                  ----------------------------------

                  a. If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recaptitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change incorporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding stock awards.

                  b. In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law:
                  (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as employees or as consultants or directors for the Company, as the case may be, the time during which such Stock Awards become vested or may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

         12.      RIGHTS IN SHARES BEFORE ISSUANCE AND DELIVERY.
                  ----------------------------------------------

                  No person shall be entitled to the privileges of stock ownership unless and until such shares have been issued to such person.

         13.      REQUIREMENTS OF LAW AND OF STOCK EXCHANGES.
                  -------------------------------------------

                  By accepting the Incentive Shares, the Issuee shall represent for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to the shares issued under this Plan, any and all shares so issued shall be received for his or her personal account and not with a view to or for sale in connection with any distribution.

                  No certificate or certificates for the Incentive Shares shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         14.      RESTRICTED SHARES WITH LEGEND.
                  ------------------------------

                  The Company Shares are restricted securities within the meaning of the United States federal securities laws. The certificates evidencing the Shares received pursuant to this Plan shall bear a legend substantially as follows:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

         15.      AMENDMENT OF THE PLAN.
                  ----------------------

                  a. The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS

                           (i) Increase the number of shares reserved for Stock Awards under the Plan;

                           (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act; or

                           (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of 16b-3 promulgated under the Exchange Act.

                  b. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

                  c. Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and
                  (ii) such person consents in writing.

                  d. The Board shall have the authority necessary to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the company of its Subsidiaries may operate to assure the viability of the benefits from Options granted to Employees employed in such countries and to meet the objectives of the Plan.

         16.      TERMINATION OR SUSPENSION OF THE PLAN.
                  --------------------------------------

                  a. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2009. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

                  b. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

         17.      EFFECTIVE DATE OF PLAN
                  ----------------------

                  The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

            TO THE MOON, ASTEROIDS AND MARS, AND BEYOND TO THE STARS